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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated October 27, 1998 (except Note 18, as to which the date is December 9, 1998) relative to the consolidated financial statements of Concur Technologies, Inc. (the Company), and to the use of our report dated August 14, 1998 relative to the financial statements of 7Software, Inc., and to the use of our report dated April 21, 1999 relative to the financial statements of Seeker Software, Inc., and to the use of our report dated June 30, 1999 relative to the Supplemental Consolidated Financial Statements of the Company in the Registration Statement (Form S-1) and the related Prospectus of the Company dated July 16, 1999.


                                              /s/ ERNST & YOUNG LLP


Seattle, Washington
July 16, 1999